                            ADMINISTRATION AGREEMENT

                         BARCLAYS GLOBAL INVESTORS FUNDS

                                                                   April 1, 2003

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105

Ladies and Gentlemen:

      This will confirm the agreement among Barclays Global Investors Funds (the "Trust") on behalf of its funds listed in the attached Appendix A, as such Appendix may be amended from time to time (each, a "Fund" and, collectively, the "Funds") and Barclays Global Investors, N.A. ("BGI"). Absent written notification to the contrary by either the Trust or BGI, each new fund of the Trust established in the future shall automatically become a "Fund" for all purposes hereunder.

      The parties agree as follows:

      1. The Trust is a registered open-end, management investment company. The Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Trust's currently effective prospectuses and statements of additional information incorporated therein relating to the Funds and the Trust (such prospectuses and such statements of additional information being collectively referred to as the "Prospectuses") included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933. Copies of the documents referred to in the preceding sentence have been furnished to BGI. Any amendments to those documents shall be furnished to BGI promptly.

      2. The Trust is engaging BGI to provide, or cause to be provided, the administrative services specified elsewhere in this agreement, subject to the overall supervision of the Trust's Board of Trustees. The Funds are feeder funds that invest all of their assets in corresponding master portfolios of other registered investment companies and, accordingly, have not engaged an adviser to manage the investing and reinvesting of the assets of such Funds.

      3. BGI agrees, at its expense, to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties, the provision of, and liability thereto, for certain of such services to be allocated on such Appendix, in connection with the operations of the Trust and the Funds, and take all reasonable action in the performance of its obligations under this agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trust from time to time; and to provide all other administrative services reasonably necessary for the operation of the Funds, other than those services that are to be provided by the Barclays Global Fund Advisors (the "Adviser") pursuant to the advisory contracts and by the Trust's transfer and dividend disbursing agent and custodian.

      4. Except as otherwise provided in this agreement, BGI agrees to bear all costs of the operations of each Fund, including a pro rata portion of the compensation of the Trust's Trustees who are not affiliated with BGI or any of its affiliates; governmental fees; interest charges; fees and expenses of its independent auditors, legal counsel (other than in connection with litigation), transfer agent and dividend disbursing agent; fees paid to shareholder servicing and other special purpose agents; expenses of preparing and printing any stock certificates, prospectuses, statements of additional information, shareholders' reports, notices, proxy statements and reports to regulatory agencies; travel expenses of Trustees of the Trust in connection with their attendance at Board and other meetings relating to the Trust; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; pricing services, if any; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per share in the Funds; expenses of shareholders' meetings; expenses relating to the issuance, registration, qualification and redemption of shares of the Funds; and organizational expenses. Notwithstanding anything to the contrary, BGI shall not be required to bear any portion of brokerage or other expenses connected with the execution of portfolio securities transactions, fees payable to the Adviser under its advisory contract with the Trust, distribution fees payable as a result of any distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act, litigation expenses, taxes (including income, excise, transfer and withholding taxes), or cost or expense that a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust ("Independent Trustees") deems to be an extraordinary expense.

      5. BGI shall exercise reasonable care and shall give the Trust the benefit of its best judgment and efforts in rendering services under this agreement. As an inducement to BGI's undertaking to render services hereunder, the Trust agrees that BGI shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this agreement shall be deemed to protect or purport to protect BGI against any liability to the Trust or its shareholders to which BGI would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of BGI's duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

      6. In consideration of the services to be provided by BGI under this agreement, the Trust shall pay BGI a monthly fee on behalf of each Fund on the first business day of each month at the applicable annual rates specified on Appendix C attached to this agreement. If the fees payable to BGI under this paragraph begin to accrue after the beginning of any month or if this agreement terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of the month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Fund's net assets shall be computed in the manner specified in the Prospectus and as supplemented from time to time for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of a Fund's shares. For purposes of this agreement, a "business day" is any day the Trust is open for business.

      7. If in any fiscal year the total expenses incurred by, or allocated to, a Fund, excluding extraordinary expenses of the Fund but including the fees provided for in paragraph 6 and those fees payable under the Advisory Contract for the corresponding master portfolio in which a Fund invests, as applicable, exceed the most restrictive expense limitation applicable to a Fund imposed by state securities laws or regulations thereunder, as these limitations may be raised or lowered from time to time, BGI agrees to waive or reimburse a pro rata portion of such fees, but only to the extent of the fee hereunder for the fiscal year. For purposes of computing the excess, if any, over the most restrictive applicable expense limitation, the value of each Fund's net assets shall be computed in the manner specified in the last sentence of paragraph 6, and any reimbursements required to be made by BGI shall be made once a year promptly after the end of the Trust's fiscal year.

      8. This Agreement shall become effective on its execution date and shall remain in full force and effect for a period of two years or until terminated pursuant to the provisions of this paragraph, and it may be reapproved at least annually thereafter by the Trust's Board of Trustees, including a majority of the Independent Trustees who are not parties to this Agreement. This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice, by vote of the Board of Trustees of the Trust, or by BGI. BGI will cooperate with and assist the Trust, its agents and any successor administrator or administrators in any substitution/conversion process. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

      9. Except to the extent necessary to perform BGI's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of BGI, or any affiliate or employee of BGI, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

      10. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      11. The Trust hereby agrees and acknowledges that BGI may delegate responsibility for any or all of the services to be provided hereunder to other service providers, provided that BGI agrees to remain fully liable to the Trust for the provision of any service that BGI delegates to another service provider.

      12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterpart shall, together, constitute only one instrument.

      If the foregoing correctly sets forth the agreement between the Trust and BGI, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                     Very truly yours,

                                     BARCLAYS GLOBAL INVESTORS FUNDS
                                     on behalf of the funds listed in Appendix A

                                     By: /s/ Michael Latham
                                         -------------------------------
                                     Name:  Michael Latham
                                     Title: Principal Financial Officer,
                                            Secretary and Treasurer

ACCEPTED as of the date
set forth above:

BARCLAYS GLOBAL INVESTORS, N.A.

By:  /s/ Michael Latham
     ----------------------------------
Name:  Michael Latham
Title: Managing Director, Fund Delivery

By:   /s/ Danell Doty
     ----------------------------------
Name:  Danell Doty
Title: Principal, Head of Mutual Fund Administration

                                   APPENDIX A

                         Barclays Global Investors Funds

                              Asset Allocation Fund

                                 Bond Index Fund

                         Institutional Money Market Fund

                          LifePath Retirement Portfolio

                             LifePath 2010 Portfolio

                             LifePath 2020 Portfolio

                             LifePath 2030 Portfolio

                             LifePath 2040 Portfolio

                                Money Market Fund

                             Prime Money Market Fund

                              S & P 500 Stock Fund

Dated: April 1, 2003

                                   APPENDIX B

                             INVESTORS BANK & TRUST
                       SUMMARY OF ADMINISTRATION FUNCTIONS
                         BARCLAYS GLOBAL INVESTORS FUNDS

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
 MANAGEMENT REPORTING &
TREASURY ADMINISTRATION

Monitor portfolio            X            Perform tests of certain  Continuously monitor       A/C - Provide
compliance in accordance                  specific portfolio        portfolio activity and     consultation as needed on
with the current                          activity designed from    Fund operations in         compliance issues
Prospectus and SAI.                       provisions of the Fund's  conjunction with 1940
                                          Prospectus and SAI.       Act, Prospectus, SAI and
                                          Follow-up on potential    any other applicable laws
                                          violations                and regulations. Monitor
                                                                    testing results and
                                                                    approve resolution of
Frequency:  Daily                                                   compliance issues.

Provide compliance           X            Provide a report of       Review report.             A/C - Provide consultation
summary package                           compliance testing                                   as needed.
                                          results.
Frequency:  Bi-Monthly

Perform asset                X            Perform asset             Continuously monitor       A - Provide consultation
diversification testing                   diversification tests at  portfolio activity in      as needed in establishing
to establish                              each tax quarter end.     conjunction with IRS       positions to be taken in
qualification as a RIC.                   Follow-up on issues.      requirements. Review test  tax treatment of
                                                                    results and take any       particular issues. Review
                                                                    necessary action. Approve  quarter end tests on a
Frequency: Quarterly                                                tax positions taken.       current basis.


                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
 MANAGEMENT REPORTING &
TREASURY ADMINISTRATION
        (CONT.)

Perform qualifying income            X    Perform qualifying        Continuously monitor       A- Consult as needed on
testing to establish                      income testing (on book   portfolio activity in      tax accounting positions
qualification as a RIC.                   basis income, unless      conjunction with IRS       to be taken. Review in
                                          material differences are  requirements. Review       conjunction with
                                          anticipated) on           test results and take      year-end audit.
                                          quarterly basis and as    any necessary action.
                                          may otherwise be          Approve tax positions
                                          necessary. Follow-up on   taken.
Frequency:  Quarterly                     issues.

Prepare the Fund's           X       X    Prepare expense budget.   Provide asset level
annual expense budget.                    Notify fund accounting    projections and vendor
Establish daily                           of new accrual rates.     fee information. Approve
accruals.                                                           expense budget.

Frequency: Annually

Monitor the Fund's           X       X    Monitor actual expenses   Provide asset level        C/A - Provide
expense budget.                           updating budgets/         projections quarterly.     consultatio as
                                          expense accruals.         Provide vendor             requested.
                                                                    information as
                                                                    necessary. Review
                                                                    expense analysis and
                                                                    approve budget
Frequency: Quarterly                                                revisions.

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Receive and coordinate       X       X    Propose allocations of    Approve invoices and
payment of fund                           invoice among Funds and   allocations of payments.
expenses.                                 obtain authorized         Send invoices to IBT in
                                          approval to process       a timely manner.
                                          payment.
Frequency:  As often as
Necessary

 MANAGEMENT REPORTING &
TREASURY ADMINISTRATION
        (CONT.)

Calculate periodic                   X    Calculate amounts         Establish and maintain     C - Review dividend
dividend rates to be                      available for             dividend and               resolutions in
declared in accordance                    distribution. Coordinate  distribution policies.     conjunction with Board
with management                           review by management      Approve distribution       approval.
guidelines.                               and/or auditors. Notify   rates per share and
                                          custody and transfer      aggregate amounts.         A - Review and concur
                                          agent of authorized       Obtain Board approval      with proposed
                                          dividend rates in         when required.             distributions
                                          accordance with Board
                                          approved policy. (Report
                                          dividends to Board as
                                          required.) Deliver
Frequency:  According to                  dividend rates via file
dividend policy                           to BGI ftp site.

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Review the Fund's                    X    Calculate dividends in    Review and approve         C/A - Review and approve
multi-class dividend                      accordance with           dividend calculation       dividend calculation
calculation procedures.                   methodology for each      methodologies for each     methodology for each
Calculate periodic                        class to ensure           class. Approve             class of shares. Provide
dividend rates to be                      consistency with Rule     distribution rates per     consultation as
declared in accordance                    18f-3 or the Fund's       share and aggregate        requested.
with management                           exemptive application     amounts. Obtain Board
guidelines.                               and the Fund's private    approval when required.
                                          letter ruling or
                                          published ruling.
                                          Calculate amounts
                                          available for
                                          distribution. Coordinate
                                          review by management and
                                          auditors. Notify custody
                                          and transfer agent of
                                          authorized dividend
                                          rates in accordance with
                                          Board approved policy.
Frequency: According to                   Report dividends to
dividend policy                           Board as required.

 MANAGEMENT REPORTING &
TREASURY ADMINISTRATION
        (CONT.)

Calculate total return               X    Provide SEC total return  Review total return
information on Funds as                   calculations via file to  information.
defined in the current                    BGI ftp site.
Prospectus and SAI.

Frequency:  Monthly

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Calculate gross returns      X            Provide gross return      Review gross return
(SEC returns grossed up                   calculations.             information.
for expenses)

Frequency: Monthly

Prepare responses to         X       X    Prepare, coordinate as    Identify the services to
major industry                            necessary, and submit     which the Funds report.
questionnaires.                           responses to the          Provide information as
                                          appropriate agency.       requested.
Frequency: As often as
necessary

Prepare disinterested        X       X                              Summarize amounts paid
director/trustee Form                                               to directors/trustees
1099-Misc.                                                          during the calendar
                                                                    year. Prepare and mail
Frequency: Annually                                                 Form 1099-Misc.

  FINANCIAL REPORTING

Prepare financial            X       X    Prepare selected          Review financial
information for                           portfolio and financial   information.
presentation to Fund                      information for
Management and Board of                   inclusion in board
Directors.                                material.

Frequency: Quarterly

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Coordinate the annual        X       X    Coordinate the creation   Provide past financial     A - Perform audit and
audit and semi-annual                     of templates reflecting   statements and other       issue opinion on annual
preparation and printing                  client-selected           information required to    financial statements.
of financial statements                   standardized appearance   create templates,
and notes with                            and text of financial     including report style     A/C - Review reports.
management, fund                          statements and            and graphics. Approve
accounting and the fund                   footnotes. Draft and      format and text as
auditors.                                 manage production cycle.  standard. Approve
                                          Coordinate with IBT fund  production cycle and
                                          accounting the            assist in managing to
                                          electronic receipt of     the cycle. Coordinate
                                          portfolio and general     review and approval by
                                          ledger information.       portfolio managers of
                                          Assist in resolution of   portfolio listings to be
                                          accounting issues. Using  included in financial
                                          templates, draft          statements. Prepare
                                          financial statements,     appropriate management
                                          coordinate auditor and    letter and coordinate
                                          management review, and    production of Management
                                          clear comments.           Discussion and Analysis.
                                          Coordinate printing of    Review and approve
                                          reports and EDGAR         entire report. Make
                                          conversion with outside   appropriate
Frequency: Annually/                      printer and filing with   representations in
semi-annually                             the SEC via EDGAR.        conjunction with audit.

        LEGAL

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Prepare agenda and board     X       X    Maintain annual calendar  Review and approve board   C - Review agenda,
materials for quarterly                   of required quarterly     materials and board and    resolutions, board material
board meetings.                           and annual approvals.     committee meeting          and board and committee
                                          Prepare agenda,           minutes.                   meeting minutes.  Ensure
                                          resolutions and other                                BOD material contains all
                                          board materials for                                  required information that
                                          quarterly board                                      the BOD must review and/or
                                          meetings. Prepare                                    approve to perform their
                                          supporting information                               duties as directors.
                                          and materials when
                                          necessary. Assemble,
                                          check and distribute
                                          books in advance of
Frequency:  Quarterly                     meeting. Attend board
                                          and committee meetings
                                          and prepare minutes.

Prepare and file Form        X       X    Prepare form for filing.  Provide appropriate        C - Review initial
N-SAR.                                    Obtain any necessary      responses. Review and      filing. A - Provide
                                          supporting documents.     authorize filing.          annual audit internal
Frequency:  Semi-annually                 File with SEC via EDGAR.                             control letter to
                                                                                               accompany the annual
                                                                                               filing.

Prepare amendments to        X       X    Prepare and coordinate    Review and approve.        C - Review and approve
Registration Statement.                   the filing of                                        filings.
                                          post-effective                                       A/C - Provide consents
Frequency: Annual update                  amendments. Coordinate                               as appropriate.
(includes updating                        with outside printers
financial highlights,                     the Edgar conversion,
expense tables, ratios)                   filing with the SEC and
plus one additional                       printing of prospectus.
filing per fiscal year

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
    LEGAL (CONT.)
Prepare Prospectus/SAI      X       X     Prepare Prospectus and    Review and approve.        C - Review and approve
supplements.                              SAI supplements. File                                filings.
                                          with the SEC via Edgar.                              A/C - Provide consents as
                                          Coordinate printing of                               appropriate.
Frequency:  As often as                   supplements.
required

Preparation and filing              X     Accumulate capital stock  Review and approve         C - Approve 24f-2
of 24f-2 Notice.                          information and draft     filing.                    Notice.
                                          Form 24f-2 Notice. File
                                          approved Form with SEC
Frequency:  Annually                      via Edgar.                                           A - Review informally
                                                                                               when requested

Proxy                       X       X     Prepare drafts of proxy   Review and approve         C - Review and approve
Material/Shareholder                      material for review,      proxy.                     proxy.
Meetings                                  file materials or
                                          coordinate filing with
                                          SEC and coordinate
                                          printing. Assist proxy
                                          solicitation firm and
Frequency:  As needed                     prepare scripts. Attend
                                          meeting and prepare
                                          minutes.

Assist in updating of       X       X     Make annual filing of     Obtain required fidelity
fidelity bond insurance                   fidelity bond insurance   bond insurance coverage.
coverage.                                 material with the SEC.    Monitor level of
                                                                    fidelity bond insurance
                                                                    maintained in accordance
                                                                    with required coverage.

Frequency:  Annually

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Respond to regulatory       X       X     Compile and provide       Coordinate with            C - Provide consultation
audits.                                   documentation pursuant    regulatory auditors to     as needed.
                                          to audit requests.        provide requested
Frequency: As needed (at                  Assist client in          documentation and
least annually)                           resolution of audit       resolutions to
                                          inquiries.                inquiries.

    LEGAL (CONT.)
Maintain and preserve       X       X     Maintain and preserve
the corporate records of                  the corporate records of
the Company, including                    the Company, including
each Master Portfolio.                    each Master Portfolio.

      BLUE SKY

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Maintain effective Blue             X     Maintain records of fund  Identify states in which   C - Provide consultation
Sky notification filings                  sales for client          filings are to be made.    as needed on Blue Sky
for states in which Fund                  designated states via PW  Identify exempt            issues.
Management intends to                     Blue2 compliance system.  transactions to transfer
solicit sales of fund                     File annual notification  agent for appropriate
shares.                                   documents and annual      exclusion from blue sky    C - Provide consultation
                                          sale reports.             reporting.                 on product and
                                          File amendments to                                   institutional exemptions.
                                          increase dollar amounts
                                          authorized sales by
                                          funds, based upon client
                                          instruction.
                                          File notifications to
                                          states for new funds for
                                          and/or classes, mergers
                                          and liquidations.
                                          Provide periodic reports
                                          on state authorization
                                          amounts and sales
                                          amounts. Determine state
                                          filing requirements by
                                          using CCH Blue Sky Law
                                          Reporter, ICI memoranda
                                          and state securities
                                          commission directives
                                          (both written and oral).

Frequency:  On-going

    BLUE SKY (CONT.)


                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
File amendments to                  X     File updated              Inform IBT of filings      C - Provide consultation
registration statement                    registration statements,  prior to SEC filing.       as needed on Blue Sky
with the applicable                       prospectuses, SAIs,                                  filing issues.
state securities                          supplements thereto, and
commissions in                            annual reports to
coordination with SEC                     shareholders upon
filing.                                   approval/authorization
                                          by client.

Frequency:  Annual
updates (includes
registration statement,
prospectus, SAI) plus
one additional filing
per fiscal year

          TAX
Prepare income tax          X       X     Calculate investment      Provide transaction        A - Provide consultation
provisions.                               company taxable income,   information as             as needed in
                                          net tax exempt interest,  requested. Identify        establishing positions
                                          net capital gain and      Passive Foreign            to be taken in tax
                                          spillback dividend        Investment Companies       treatment of particular
                                          requirements. Identify    (PFICs). Approve tax       issues. Perform review
                                          book-tax accounting       accounting positions to    in conjunction with the
Frequency:  Annually                      differences.  Track       be taken. Approve          year-end audit.
                                          required information      provisions.
                                          relating to accounting
                                          differences.

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------

      TAX (CONT.)

Calculate excise tax        X       X     Calculate required        Provide transaction        A - Provide consultation
distributions                             distributions to avoid    information as             as needed in
                                          imposition of excise      requested. Identify        establishing positions
                                          tax.                      Passive Foreign            to be taken in tax
                                            - Calculate capital     Investment Companies       treatment of particular
                                              gain net income and   (PFICs). Approve tax       issues. Review and
                                              foreign currency      accounting positions to    concur with proposed
                                              gain/loss through     be taken. Review and       distributions per share.
                                              October 31.           approve all income and
                                            - Calculate ordinary    distribution
                                              income and            calculations, including
                                              distributions         projected income and
                                              through a specified   dividend shares. Approve
                                              cut off date.         distribution rates per
                                            - Project ordinary      share and aggregate
                                              income from cut off   amounts. Obtain Board
                                              date to December 31.  approval when required.
                                            - Ascertain dividend
                                              shares.
                                          Identify book-tax
                                          accounting differences.
                                          Track required
                                          information relating to
                                          accounting differences
                                          Coordinate review by
                                          management and fund
                                          auditors. Notify custody
                                          and transfer agent of
                                          authorized dividend
                                          rates in accordance with
                                          Board approved policy.
                                          Report dividends to
                                          Board as required.

Frequency:  Annually

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------

      TAX (CONT.)

Prepare tax returns         X       X     Prepare excise and RIC    Review and sign tax        A - Review and sign tax
                                          tax returns.              return.                    return as preparer.
                                          Prepare partnership
                                          return for Master.
                                          Prepare excise and RIC
                                          returns for domestic
                                          Feeder. Report partners'
                                          share of partnership
                                          income by preparing
Frequency:  Annually                      partners' Schedules K-1.
                                          Review tax returns and
                                          coordinate signature
                                          thereof with a Fund
                                          Officer.

Prepare Form 1099                   X     Obtain yearly             Review and approve
                                          distribution              information provided for
                                          information. Calculate    Form 1099.
                                          1099 reclasses and
                                          coordinate with transfer
                                          agent.

Frequency:  Annually

                                                                                                     SUGGESTED FUND
FUNCTION                  MASTER  FEEDER  INVESTORS BANK & TRUST    BARCLAYS GLOBAL INVESTORS      AUDITOR OR COUNSEL
                          ------  ------  ------------------------  -------------------------  -------------------------
Prepare other year-end              X     Obtain yearly income      Review and approve
tax-related disclosures                   distribution              information provided.
                                          information. Calculate
                                          disclosures
                                          (i.e., dividend received
                                          deductions,
                                          foreign tax credits,
                                          tax-exempt income,
                                          income by jurisdiction)
                                          and coordinate with
                                          transfer agent.

Frequency:  Annually

REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services to be provided, effective April 1, 2003.

Agreed:

BARCLAYS GLOBAL INVESTORS


By:
    ----------------------------

Title:   Managing Director


INVESTORS BANK & TRUST COMPANY


By:
    ----------------------------

Title:  Senior Vice President

                                   APPENDIX C
                         Barclays Global Investors Funds
                                  FEE SCHEDULE

      Fund                                                Fee*
      ----                                                ----
                                           (as a percentage of daily net assets)

Asset Allocation Fund (single class)                      0.40%

Bond Index Fund (single class)                            0.15%

Institutional Money Market Fund
      Aon Captive Share Class                             0.02%
              General and Administrative   (0.02%)
              Shareholder Servicing        (N/A)
      Institutional Class                                 0.02%
              General and Administrative   (0.02%)
              Shareholder Servicing        (N/A)
      Service Class                                       0.07%
              General and Administrative   (0.02%)
              Shareholder Servicing        (0.05%)

LifePath Income Portfolio
      Class I                                             0.50%
      Class R                                             0.50%

LifePath 2010 Portfolio
      Class I                                             0.50%
      Class R                                             0.50%

LifePath 2020 Portfolio
      Class I                                             0.50%
      Class R                                             0.50%

LifePath 2030 Portfolio
      Class I                                             0.50%
      Class R                                             0.50%

----------
* Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Fund                                                      Fee
----                                                      ---
                                           (as a percentage of daily net assets)

LifePath 2040 Portfolio
      Class I                                             0.50%
      Class R                                             0.50%

Money Market Fund (single class)                          0.35%

Prime Money Market Fund
      Institutional Class                                 0.02%
              General and Administrative   (0.02%)
              Shareholder Servicing        (N/A)
      Service Class                                       0.07%
              General and Administrative   (0.02%)
              Shareholder Servicing        (0.05%)

S & P 500 Stock Fund (single class)                       0.15%

Dated:  April 1, 2003

----------
* Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

                                      C-2